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                  SOLOMON, FORNARI, WEISS & MOSKOWITZ, P.C.
                               ATTORNEYS AT LAW
                               650 FIFTH AVENUE
                           NEW YORK, NEW YORK 10018
                                  ----------
                                (212) 265-1200

FAX:(212) 246-2561


                                                        November 13, 1995

Conquest Industries Inc.
6400 West Gross Point Road
Niles, Illinois 60714

                    RE: REGISTRATION STATEMENT ON FORM S-1

Gentlemen:

        We refer to the public offering of (i) up to 12,788,360 shares of common stock, $.001 par value (the "Common Stock") and (ii) 2,015,166 common stock purchase warrants (designated as 1,961,925 Class B Warrants and 53,241 Class Z Warrants) being offered by Conquest Industries Inc., a Delaware corporation (the "Company"), and an additional 53,241 common stock purchase warrants (designated as Underwriter's Warrants) being offered for resale for a selling securityholder (collectively the "Warrants"), pursuant to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 14, 1994 (Registration No. 33-86326) and as subsequently amended from time to time (the "Registration Statement").

        In furnishing our opinion, we have examined copies of said Registration Statement under the Securities Act of 1933, as amended. We have conferred with officers of the Company and have examined the originals or certified, conformed or photostatic copies of such records of the Company, certificates of officers of the Company, certificates of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth herein. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted and reviewed by us as originals or duplicate originals and the conformity to original documents of all documents submitted to us as certified, photostatic or conformed copies, the correctness and completeness of such certificates, the due authorization, execution and delivery are prerequisites to the effectiveness thereof, and the absence of any impairment, legal or otherwise, effecting the performance by all parties to such documents (other than the Company), which assumptions we have not independently verified.

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SOLOMON, FORNARI, WEISS & MOSKOWITZ, P.C.

Conquest Industries Inc.
November 13, 1995
Page -2-

     Based upon and subject to the foregoing and such other matters of fact and questions of law as we have deemed relevant in the circumstances, and in reliance thereon, it is our opinion that, when and if:

     (a) The Registration Statement shall have become effective, as the same may hereafter be amended; and

     (b) The Common Stock and the Warrants to be sold shall have been sold as comtemplated in the Prospectus forming part of the Registration Statement;

then upon the happening of each of the events set forth in paragraphs (a) and
(b), inclusive above;

          The Common Stock and the Warrants being sold, upon execution and delivery of proper certificates therefor, will be dully authorized, validly issued and outstanding, fully paid and non-assessable shares of Common Stock and Warrants of the Company.

     The undersigned hereby consent to the use of their name in the Registration Statement and in the Prospectus forming a part of the Registration Statement, and to references in this opinion contained therein under the caption of the Prospectus entitled "Legal Opinions".

     This opinion is limited to the matters herein, and may not be relied upon in any manner by any other person or used for any other purpose other than in connection with the corporate authority for the issuance of Common Stock and the Warrants.

                                                  Very truly yours,

                                                  SOLOMON, FORNARI, WEISS
                                                      & MOSKOWITZ, P.C.


                                                  By: Stephen A. Weiss
                                                    -----------------------
                                                    Authorized Signatory